UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Third Street South, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 332-7371

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2006, the Board of Directors of The Valspar Corporation, approved and adopted an amendment to The Valspar Corporation Key Employee Annual Bonus Plan (the “Plan”). The Plan was most recently amended and restated and approved by stockholders on February 25, 2004 to permit continued compliance with Internal Revenue Code Section 162(m). The Plan provides selected key employees (including executive officers) with the following benefits tied to their annual incentive bonuses: (1) the ability to convert the cash incentive bonuses into restricted stock, (2) a restricted stock grant equal to 150% of their cash bonus (100% of their cash bonus for non-officers), (3) stock option grants and (4) for some employees (including executive officers), an award under the Long-Term Incentive Plan. The amendment to the Plan adopted on October 18, 2006 gives the Compensation Committee discretion to award a participant, in lieu of the restricted stock grant, a cash payment equal to 150% of their cash bonus (100% of their cash bonus for non-officers).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION

Dated:	October 19, 2006	By:	/s/ Rolf Engh
Name: Rolf Engh Title: Secretary